SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549
                                ----------------

                                    Form 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                 DATE OF EARLIEST EVENT REPORTED: JULY 17, 1997



                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                          COMMISSION FILE NUMBER 0-6352


     TEXAS                                 74-1611874
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)


  15835 Park Ten Place Drive                           77084
       Houston, Texas                               (Zip Code)
(Address of principal executive offices)



             Registrant's telephone number, including area code:
                                 281-492-2929
                               ---------------

ITEM 5.  OTHER EVENTS

         On July 17, 1997, Atwood Oceanics, Inc. announced that it has entered into a $125 Million Revolving Credit Facility with a Bank Group. This revolving line of credit converts to a reducing facility commencing on March 31, 1999, with commitment reductions of $8.3 million per quarter until final maturity on March 31, 2002. The interest paid under this facility will vary depending upon the ratio of debt to earnings before interest, taxes, and depreciation and will range from one-half percent to one percent over the Eurodollar rate. The proceeds from this facility will be used for repaying approximately $36 million of existing debt, funding of capital expenditures to upgrade existing offshore drilling rigs, as well as other general corporate purposes.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATWOOD OCEANICS, INC.
                                           (Registrant)



                                           James M. Holland
                                           Senior Vice President

                                           Date:  21 July 1997